SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FINCH THERAPEUTICS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FINCH THERAPEUTICS GROUP, INC.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Finch Therapeutics Group, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast, on Thursday, June 8, 2023 at 10:30 a.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders at the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend, you must register in advance at www.proxydocs.com/FNCH, prior to the deadline of June 6, 2023 at 5:00 p.m., Eastern Time. We recommend that you log in a few minutes before 10:30 a.m., Eastern Time, on June 8, 2023 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1. To elect three nominees to the positions of Class II director: Susan Graf, Chris Shumway and Mark Smith, Ph.D., each to hold office until the Annual Meeting of Stockholders in 2026.

2. To ratify the selection by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding common stock at a ratio of 1-for-30.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/FNCH and registering prior to the deadline of 5:00 p.m., Eastern Time, on June 6, 2023 and entering the control number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The record date for the Annual Meeting is April 10, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Susan Graf
Chair of the Board of Directors

Somerville, Massachusetts

April , 2023

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

FINCH THERAPEUTICS GROUP, INC.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2023

Dear Stockholder:

Our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Finch Therapeutics Group, Inc., a Delaware corporation, to be held virtually, via live webcast, available by registering in advance at www.proxydocs.com/FNCH, on Thursday, June 8, 2023 at 10:30 a.m. Eastern Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders at the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), to our stockholders primarily via the internet. On or about April , 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record at the close of business on April 10, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,144,924 shares of common stock outstanding and entitled to vote (together, the “common stock”). A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at IR@finchtherapeutics.com. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to Finch Therapeutics Group, Inc. as “Finch,” “we” or “us” and the board of directors of Finch as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2022, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing IR@finchtherapeutics.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. The proxy materials are available to stockholders on the Internet.

The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and the Notice, the Notice of Annual Meeting of Stockholders, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April , 2023 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request or have previously requested a printed copy of the proxy materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card, along with written copies of the proxy materials or, on or after the tenth calendar day since our first mailing of the Notice, a second Notice.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live by registering online at www.proxydocs.com/FNCH. The Annual Meeting will start at 10:30 a.m., Eastern Time, on Thursday, June 8, 2023. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/FNCH prior to the deadline of June 6, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. In order to register for the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name.” We recommend that you log in a few minutes before 10:30 a.m. Eastern Time, on June 8, 2023 to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question prior to the Annual Meeting, you may register at www.proxydocs.com/FNCH using your control number, type your question into the “Question for Management” field, and click “Submit.”

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided in your email prior to the start of the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting on the meeting platform. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by emailing us at IR@finchtherapeutics.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,144,924 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and a notice is being forwarded to you by that organization with voting instructions. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal 1: Election of three Class II directors: Susan Graf, Chris Shumway and Mark Smith, Ph.D., each to hold office until our Annual Meeting of Stockholders in 2026;
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Proposal 2: Ratification of selection by the Audit Committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
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Proposal 3: Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-30 (the "Amendment").

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record as of the Record Date, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
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To vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/FNCH and follow the instructions provided via e-mail to join the Annual Meeting, starting at 10:30 a.m. Eastern Time, on Thursday, June 8, 2023. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.
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To vote in advance of the Annual Meeting through the internet, go to www.proxypush.com/FNCH to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card that may be delivered to you. In order to be counted, your internet vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 8, 2023.
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To vote in advance of the Annual Meeting by telephone, dial 1-866-670-1312 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. In order to be counted, your telephone vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 8, 2023.
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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you if you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in that notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. If you want to vote virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/FNCH. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via e-mail as part of your registration process.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or using a printed proxy card, or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director; “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and "FOR" the approval of the Amendment. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers can use their discretion to vote shares without instructions with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker may vote your shares on Proposal 2 or Proposal 3 without your instructions. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions, resulting in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your broker, bank or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Can I change or revoke my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
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Submit another properly completed proxy card with a later date.
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Grant a subsequent proxy by telephone or through the internet.
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Send a timely written notice that you are revoking your proxy via email at IR@finchtherapeutics.com.
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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

How many votes are needed to approve each proposal and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The three nominees receiving the most “FOR” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 must receive “FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “AGAINST” vote. We expect that Proposal 2 will be considered a routine matter. Therefore, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We therefore do not expect any broker non-votes on this proposal.

Proposal 3: Approval of the Amendment to the Company's Certificate of Incorporation to effect a reverse stock split at a ratio of 1-for-30. To be approved, the Amendment must receive "FOR" votes from the holders of greater than fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Company. Abstentions will have the same effect as an "AGAINST" vote. We expect that Proposal 3 will be considered a routine matter. Therefore, brokerage firms will have authority to vote customers' unvoted shares held by the firms in street name on this proposal. We therefore do not expect any broker non-votes on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 48,144,924 shares of our common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2023, to our Corporate Secretary at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143, Attention: Corporate Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Stockholders that is not to be included in next year’s proxy statement, you must do so not later than the close of business on March 10, 2024 nor earlier than the close of business on February 9, 2024. However, if the date of our 2024 Annual Meeting of Stockholders is not held between May 9, 2024 and July 8, 2024, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than our board of directors' nominees also must comply with Rule 14a-19 under the Exchange Act.

Proposal 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven members and is divided into three classes. Each class consists of approximately one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into the three classes as follows:

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Class I directors: Domenic Ferrante and Nicholas Haft, whose terms will expire at the Annual Meeting of Stockholders to be held in 2025;
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Class II directors: Susan Graf, Chris Shumway and Mark Smith, Ph.D., whose terms will expire at the Annual Meeting; and
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Class III directors: Christian Lange and Jeffery Smisek, whose terms will expire at the Annual Meeting of Stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Finch.

Each of Ms. Graf and Messrs. Shumway and Smith is currently a member of our board of directors and has been nominated for reelection to serve as a Class II director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2026 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account diversity (including gender, sexual preference, disability, age, ethnicity, business experience, functional expertise, stakeholder expectations, culture and geography) and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by us.

Our Board of Directors Recommends a Vote FOR
Each Class II Director Nominee Named Above

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with Finch as of the date of this proxy statement:

Name	Age	Position at Finch
Class II director nominees for election at the 2023 Annual Meeting of Stockholders
Susan Graf	50	Chair of the Board of Directors
Chris Shumway	57	Director
Mark Smith, Ph.D.	36	Chief Executive Officer and Director
Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
Christian Lange	43	Director
Jeffery A. Smisek	68	Director
Class I directors continuing in office until the 2025 Annual Meeting of Stockholders
Domenic Ferrante	57	Director
Nicholas Haft	34	Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend him or her for board service.

Nominees for Election at the 2023 Annual Meeting of Stockholders

Susan Graf has served as a member of our board of directors since April 2021 and as chair of our board of directors since April 2022. Ms. Graf is currently a Senior Advisor and Entrepreneur in Residence at Locust Services Corporation. Ms. Graf previously served as Chief Executive Officer of Akamara Therapeutics from August 2019 to May 2021. Prior to Akamara, she was Chief Business Officer and Principal Financial Officer at Epizyme, Inc. Prior to Epizyme, Ms. Graf held the position of Vice President, Corporate Development and Strategy for NPS Pharma before it was acquired by Shire in 2015. Earlier in her career, Ms. Graf spent nearly 18 years at Roche in a number of leadership and executive positions. Ms. Graf has an M.B.A. from the Stern School of Business at New York University and a B.Pharm. from Purdue University. Our board of directors believes that Ms. Graf’s extensive experience in the life sciences industry and her financial expertise qualify her to serve on our board of directors.

Chris Shumway has served as a member of our board of directors since September 2020 and previously served as chair of our board of directors from March 2021 until April 25, 2022. Mr. Shumway is an entrepreneur and investor who has invested in, advised and built growth businesses for over 25 years. He currently serves as the Managing Partner of Shumway Capital, a growth-focused investment firm he founded in 2001 and converted into a family investment office in 2011. Prior to Shumway Capital, Mr. Shumway was a Senior Managing Director at Tiger Management. Mr. Shumway serves on various non-profit boards and also has served as a Visiting Scholar teaching global investing at the University of Virginia. Mr. Shumway has a B.S. from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Shumway’s significant experience in advising high-growth companies qualifies him to serve on our board of directors.

Mark Smith, Ph.D. co-founded our company in November 2014 and has served as our Chief Executive Officer and as a member of our board of directors since August 2016. Dr. Smith is a recognized leader in the microbiome field, with over 50 peer-reviewed publications focused on the microbiome. From January 2012 until July 2016, Dr. Smith served as President and Research Director of OpenBiome, a nonprofit organization he co-founded for the purpose of expanding safe access to microbiota transplantation and catalyzing research into the human microbiome. He currently serves on the board of directors of Freya Biosciences, a privately-held biotechnology company. Dr. Smith has a B.A. in biology from Princeton University and a Ph.D. in microbiology from the Massachusetts Institute of Technology.

Our board of directors believes that Dr. Smith’s experience as our founder and Chief Executive Officer and his expertise in the field of microbiome therapies qualify him to serve on our board of directors.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Christian Lange has served as a member of our board of directors since September 2017. He also served on the board of directors of Crestovo Holdings LLC, which combined with Finch Therapeutics, Inc., from 2015 to 2017. Since September 2005, Mr. Lange has held various roles at Shumway Capital, including his current position as a Partner of the firm. In his role as Partner at Shumway Capital, Mr. Lange oversees the firm’s private and public research process, manages the investment analyst team and leads the bulk of the firm’s private transactions. Prior to joining Shumway Capital, Mr. Lange worked at Bain Capital and Bain & Company. Mr. Lange has an A.B. from Harvard College. Our board of directors believes that Mr. Lange’s financial expertise and his experience investing in public and private companies across a range of sectors qualify him to serve on our board of directors.

Jeffery A. Smisek has served as a member of our board of directors since February 2017. Mr. Smisek currently serves as President of Flight Partners Capital, an investment firm he founded in March 2002. From October 2010 to September 2015, Mr. Smisek served as President and Chief Executive Officer of United Airlines Holdings, Inc. (then United Continental Holdings, Inc.), also serving as chairman of its board of directors from December 2012 until September 2015. Prior to this, Mr. Smisek held various roles at Continental Airlines, Inc. beginning in 1995, last serving as President and Chief Executive Officer until the company’s merger with United Airlines, Inc. Earlier in his career, Mr. Smisek was a partner at Vinson & Elkins L.L.P. Mr. Smisek currently serves on the boards of directors of various private companies. Mr. Smisek has an A.B. from Princeton University and a J.D. from Harvard Law School. Our board of directors believes that Mr. Smisek’s experience overseeing publicly traded companies as an executive, board member and counsel qualifies him to serve on our board of directors.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Domenic Ferrante has served as a member of our board of directors since September 2019. Mr. Ferrante currently serves as Managing Partner and Chief Investment Officer of The Ferrante Group, an investment firm he founded in 2011. Prior to this, from 1993 to 2011, Mr. Ferrante held various positions at Bain Capital, including serving as a Managing Director for 12 years and as member of the firm’s governing policy board. Earlier in his career, he worked at Brentwood Associates and Morgan Stanley. Mr. Ferrante earned a B.A. in economics from the University of Michigan and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Ferrante’s financial expertise and extensive investment experience qualify him to serve on our board of directors.

Nicholas Haft has served as a member of our board of directors since February 2020. Since March 2020, Mr. Haft has served as Managing Director of OMX Ventures. Mr. Haft previously served as managing director of Arcos Ventures, where he worked from April 2015 until March 2020. Mr. Haft currently serves on the boards of directors of multiple private companies in the life sciences industry. Mr. Haft has a B.S. from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Haft’s experience as an investment professional in the life sciences sector qualifies him to serve on our board of directors.

Board Diversity

Our board of directors believes that a diverse board is better able to effectively oversee our management and strategy, and position Finch to deliver long-term value for our stockholders. Our nominating and corporate governance committee considers diversity, including gender, sexual preference and ethnicity, as adding to the overall mix of perspectives of our board of directors as a whole. With the assistance of the nominating and corporate governance committee, our board of directors regularly reviews trends in board composition, including on director diversity.

The table below provides additional diversity information regarding our board of directors as of April 25, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of April 25, 2023)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

information regarding the board of directors and corporate governance

Independence of Our Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with Finch’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Finch, our senior management and our independent auditors, our board of directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Ferrante, Ms. Graf, Mr. Haft, Mr. Lange, Mr. Shumway, and Mr. Smisek. In making those independence determinations, our board of directors considered the relationships that each such non-employee director has with Finch and all other facts and circumstances deemed relevant in determining their independence. Dr. Smith is not independent due to his position as our Chief Executive Officer.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

Board Leadership Structure

Our board of directors has an independent chair, Ms. Graf, who was appointed to the role effective April 25, 2022. The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time.

We believe that separation of the positions of board chair and Chief Executive Officer reinforces the independence of the board in its oversight of the business and affairs of Finch. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with data privacy, technology and information security, including cybersecurity and backup of information systems. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of the Company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting the Company and to act on matters requiring the approval of our board of directors. Our board of directors met 15 times during the fiscal year ended December 31, 2022. With respect to the committees of our board of directors, the audit committee met five times during the fiscal year ended December 31, 2022, the compensation committee met seven times, and the nominating and corporate governance committee met twice. During the fiscal year ended December 31, 2022, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. Six members of our board of directors attended our 2022 Annual Meeting of Stockholders. We encourage our directors and nominees for director to attend our Annual Meeting.

Information Regarding Committees of the Board of Directors

Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.finchtherapeutics.com.

The following table provides current membership information for each of the standing committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Mark Smith, Ph.D.
Chris Shumway
Domenic Ferrante	X
Susan Graf	X*
Nicholas Haft
Christian Lange		X	X*
Jeffery A. Smisek	X	X*	X

* Committee Chairperson

Our board of directors has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our board of directors:

Audit Committee

Our audit committee currently consists of Messrs. Ferrante and Smisek and Ms. Graf. Our board of directors has determined that each of Messrs. Ferrante and Smisek and Ms. Graf satisfies the independence requirements under the listing standards of the Nasdaq and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chair of our audit committee is Ms. Graf, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The audit committee is responsible for assisting our board of directors in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. The principal duties and responsibilities of our audit committee include, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing our policies on risk assessment and risk management;
•
reviewing related party transactions;
•
overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee currently consists of Messrs. Lange and Smisek. The chair of our compensation committee is Mr. Smisek. Our board of directors has determined that each of Messrs. Lange and Smisek is independent under the listing standards of the Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The compensation committee oversees the compensation objectives for the Company and the compensation of the Company’s Chief Executive Officer and other executive officers. The principal duties and responsibilities of our compensation committee include, among other things:

•
reviewing and approving, or in the case of our Chief Executive Officer, recommending that our board of directors approves, the compensation of our executive officers;
•
evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;
•
reviewing and recommending to our board of directors the compensation of our directors;
•
administering our equity and non-equity incentive plans;
•
reviewing and approving, or recommending that our board of directors approves, incentive compensation and equity plans; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The compensation committee may form and delegate authority to subcommittees as appropriate, consisting of one or more members of the board (whether or not he, she or they are on the compensation committee) to the extent allowed under applicable law and Nasdaq listing rules, including, but not limited to, a subcommittee composed of one or more members of the board or officers of the Company to grant share awards under the Company’s equity incentive plans.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Finch. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:

•
evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•
assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Messrs. Lange and Smisek. The chair of our nominating and corporate governance committee is Mr. Lange. Our board of directors has determined that each of Messrs. Lange and Smisek is independent under the listing standards of the Nasdaq.

The nominating and corporate governance committee oversees our corporate governance policies and evaluates the composition of our board of directors and candidates for director. The nominating and corporate governance committee’s responsibilities include, among other things:

•
identifying, evaluating and selecting, or recommending that our board of directors approves, nominees for election to our board of directors and its committees;
•
evaluating the performance of our board of directors and of individual directors;
•
considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of our corporate governance practices and reporting;
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•
overseeing an annual evaluation of the board’s performance.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Finch and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Finch during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143, Attention: Corporate Secretary, at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last annual meeting. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of our capital stock that are beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information of the proposed nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board.

Communications with Our Board of Directors

Stockholder communications will be reviewed by one or more employees of Finch designated by the board of directors, who will determine whether the communication should be presented to the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving Finch will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the Chair of the Audit Committee.

Code of Conduct and Ethics

Our board of directors has adopted the Finch Therapeutics Group, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.finchtherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Hedging Policy

Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.

Finch Therapeutics Group, Inc. Audit Committee

Susan Graf, Chair
Domenic Ferrante
Jeffery Smisek

Proposal 2

Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Finch and our stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions) at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Finch by Deloitte & Touche LLP for the periods set forth below.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$904,912	$661,395
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees(2)	$1,895	$1,895
Total Fees	$906,807	$663,290

_________

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) All other fees consist of licenses for Deloitte & Touche LLP’s online accounting research tool.

All fees described above were pre-approved by the audit committee, except with respect to $1,895, or less than 1% of total fees, paid to Deloitte & Touche LLP with respect to licenses for Deloitte & Touche LLP’s online accounting research tool in both 2021 and 2022.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Our Board of Directors Recommends a Vote FOR
the Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

PROPOSAL 3

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The board of directors recommends that you approve the Amendment to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-30.

Purpose of the Amendment

The board of directors believes it is in the best interest of the Company to approve the Amendment to effect a reverse stock split of the Company’s issued and outstanding common stock to ensure that we satisfy the requirements for the continued listing of our common stock on the Nasdaq Global Select Market, which we believe helps support and maintain stock liquidity and company recognition for our stockholders. Companies listed on Nasdaq, however, are subject to various rules and requirements imposed by Nasdaq, which must be satisfied in order to continue having their stock listed on the exchange. One of these standards is the “minimum bid price” requirement set forth in Nasdaq listing rule 5450(a)(1), which requires that the bid price of the stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from Nasdaq if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

The closing bid price of our common stock was below $1.00 per share for 30 consecutive trading days beginning from November 16, 2022. On December 30, 2022, we received a delisting determination letter from Nasdaq indicating that we were at risk of delisting for failure to remain in compliance with the minimum bid price standard set forth in Nasdaq listing rule 5450(a)(1). In accordance with Nasdaq listing rule 5810(c)(3)(A), we have 180 calendar days, or until June 28, 2023, to regain compliance with the minimum bid price requirement. To regain compliance with the minimum bid price requirement, the closing bid price per share of our common stock would have to be $1.00 or higher for a minimum of ten consecutive business days during this initial 180-day compliance period.

We are asking stockholders to approve the Amendment because we believe a reverse stock split will result in a higher price per share for outstanding shares of our common stock, which will benefit our stockholders by allowing our common stock to continue to be listed on the Nasdaq Global Select Market. Approval of the Amendment would permit the board of directors, in their discretion, to approve the filing of the Amendment with the Secretary of State of the State of Delaware in order to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-30. However, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing standards.

Principal Effects of the Amendment

Effect on Common Stock

The Amendment will not change the number of authorized shares of common stock or the relative voting power of our stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company. The Amendment will not affect the par value of our common stock, which will remain at $0.001.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not intend for the reverse stock split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act, and we will continue to be subject to the periodic reporting and other requirements of the Exchange Act after giving effect to the reverse stock split. Following the reverse stock split, we expect our common stock will continue to be listed on Nasdaq under the symbol “FNCH,” although it will trade under a new CUSIP number.

If approved by our stockholders and board of directors, the reverse stock split would be effected simultaneously for all of our then-existing common stock and the exchange ratio would be the same for all of our shares of issued and outstanding common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Shares of common stock issued pursuant to the reverse stock split would remain fully paid and nonassessable.

For illustrative purposes only, if a 1-for-30 reverse stock split had been effected as of April 10, 2023: (i) 48,144,924 shares of common stock issued and outstanding would have been adjusted to approximately 1,604,830 shares of common stock, and (ii) 2,243,693 outstanding equity awards (options and restricted stock units) to acquire up to 2,243,693 shares of common stock would have been adjusted to approximately 74,789 outstanding equity awards (options and restricted stock units) to acquire up to 74,789 shares of common stock.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split will be entitled to receive a cash payment in lieu of such fractional shares equal to the fair market value of such fractional shares, as determined in good faith by the board of directors.

Effect on the 2021 Plan, the ESPP and Stock Options and Restricted Stock Units

As of April 10, 2023, we had 1,871,344 shares subject to outstanding stock options and 39,151 shares subject to outstanding restricted stock units under the Finch Therapeutics Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), 48,312 shares subject to outstanding rights under the 2021 Employee Stock Purchase Plan (the “ESPP”), and 333,198 shares subject to outstanding rights under the Finch Therapeutics Group, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). In addition, as of April 10, 2023, we had 7,849,978 shares of common stock available for issuance under the 2021 Plan and 1,355,011 shares of common stock available for issuance under the ESPP. Under the 2021 Plan, the 2017 Plan and the ESPP, an appropriate adjustment to the share pools and awards granted under the 2021 Plan, the 2017 Plan and the ESPP shall occur in the event of a capitalization adjustment, including a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under the 2021 Plan and the ESPP, the maximum number of shares by which the share pools shall annually increase under the 2021 Plan and the ESPP, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2021 Plan, and the number of securities that are the subject of the purchase limits under each ongoing offering under the ESPP will be proportionately adjusted to reflect the reverse stock split. The number of shares subject to any outstanding award under the 2021 Plan or 2017 Plan or to any outstanding right under the ESPP, and the exercise price, grant price or purchase price relating to any such award under the 2021 Plan or 2017 Plan or right under the ESPP, will also be proportionately adjusted to reflect the reverse stock split.

For illustrative purposes only, if a 1-for-30 reverse stock split had been effected, the 7,849,978 shares that remain available for issuance under the 2021 Plan as of April 10, 2023, would have been adjusted to approximately 261,665 shares. Further, for illustrative purposes only, if a 1-for-30 reverse stock split had been effected, an outstanding stock option for 3,000 shares of common stock, exercisable at $0.38 per share, would have been adjusted as a result of a 1-for-30 split ratio into an option exercisable for 100 shares of common stock at an exercise price of $11.40 per share.

Procedures for Effecting the Reverse Stock Split

If the Amendment is approved by the stockholders at the Annual Meeting, and if our board of directors concludes that the reverse stock split is in the best interests of the Company and its stockholders, our board of directors will cause the reverse stock split to be implemented. A Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the Amendment as soon as practicable after the Annual Meeting. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in Appendix A to this Proxy Statement.

Stockholders of Record

Certain of our stockholders of record hold some or all of their shares electronically in book-entry form with our transfer agent. All of our stockholders of record of common stock that hold their shares in book-entry form will be provided with a statement by American Stock Transfer & Trust Company, LLC, our transfer agent, reflecting the number of shares of our common stock registered in their accounts following the reverse stock split. Any expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by the Company.

Beneficial Owners of Shares Held in Street Name

Upon the effectiveness of the reverse stock split, shares held by stockholders in street name, through a bank, broker or other nominee, will be treated in the same manner as those held by registered stockholders whose shares are registered in their names. However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for reflecting the reverse stock split in their records and distributing cash received in lieu of fractional share interests to the beneficial owners of such shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Discretionary Authority of the Board of Directors

The board of directors reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Company’s Certificate of Incorporation, even if the proposed Amendment has been authorized by our stockholders at the Annual Meeting. The decision of the board of directors whether (and when) to effect the reverse stock split will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of Nasdaq.

Even if the closing price of the Company’s common stock were to satisfy the minimum closing bid price requirements prior to approval of the Amendment, the Company may still effect the Amendment if its stockholders approve the Amendment and the board of directors determines that effecting the reverse stock split would be in the best interests of the Company and its stockholders.

No Dissenter’s Rights

None of Delaware law, the Company’s Certificate of Incorporation, or the Company’s amended and restated bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, if the Amendment is authorized by our stockholders at the Annual Meeting, our stockholders will have no right to dissent to the reverse stock split or obtain payment for their shares (other than with respect to fractional shares, as described above), and we will not independently provide stockholders with any such right.

Required Vote

To be approved, the Amendment must receive “FOR” votes from the holders of greater than fifty percent (50%) of the voting power of the outstanding shares of capital stock of the Company. You may vote for, against, or abstain on the Amendment. If you abstain from voting on the Amendment, your abstention will have the same effect as a vote “AGAINST” the Amendment. We do not expect any broker non-votes on this proposal.

Our Board of Directors Recommends a Vote FOR
the Amendment

Executive Officers

The following table sets forth, for our executive officers, their ages and position held with Finch as of the date of this proxy statement:

Name	Age	Principal Position
Mark Smith, Ph.D.	36	Chief Executive Officer and Director
Marc Blaustein	60	Chief Operating Officer

__________

Biographical information for Dr. Smith is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Marc Blaustein has served as our Chief Operating Officer since August 2021, and as our principal financial officer and principal accounting officer since April 30, 2022. Prior to joining us, from 2019 to 2021, Mr. Blaustein consulted as Head of Business Development for Guide Therapeutics, Inc., which was acquired by Beam Therapeutics Inc. in 2021. Prior to Guide Therapeutics, Mr. Blaustein was the Chief Executive Officer of NED Biosystems from 2017 to 2019 and co-founder and Chief Executive Officer of Akashi Therapeutics Inc. from 2011 to 2017. Before founding Akashi, he served in various leadership positions across several biotechnology companies, including Senior Vice President of Manufacturing, Process and Commercial Operations at Dyax Corp. (now Takeda). Earlier, Mr. Blaustein held various business development and management roles at Alkermes plc and worked in business development at Genetics Institute (now Pfizer). Mr. Blaustein began his career in management consulting, first at Mercer Management Consulting, and then as a founding partner of Northbridge Consulting. Mr. Blaustein has a B.A. in biology from the University of Pennsylvania and an M.P.P. from Harvard University. He is also a Chartered Financial Analyst charterholder.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2022 were:

•
Mark Smith, Ph.D., our Chief Executive Officer and Director;
•
Joseph Vittiglio, our former Chief Business and Legal Officer; and
•
Marc Blaustein, our Chief Operating Officer.

2022 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark Smith, Ph.D. (6)	2022	525,000	—	—	—	—	11,745	536,745
Chief Executive Officer and Director	2021	504,432	—	—	6,948,341	183,750	10,482	7,647,005

Joseph Vittiglio(7)	2022	421,154	—	97,650	492,653	—	12,783	1,024,240

Chief Business and Legal Officer and Secretary	2021	386,308	—		2,345,148	128,000	11,768	2,871,224

Marc Blaustein	2022	415,000 (8)	41,500(9)	97,650	249,611	—	12,783	816,544
Chief Operating Officer	2021	112,308	—		1,698,000	40,000	1,283	1,851,590

__________

(1) Salary amounts represent actual amounts paid during the periods presented. See “—Narrative to the Summary Compensation Table-Annual Base Salary” below.

(2) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock unit (“RSU”) awards granted during the year measured, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. For RSU awards, the grant date fair value was calculated by multiplying the closing price of our common stock on the grant date by the number of RSUs granted. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the RSUs or the sale of the common stock underlying such RSUs.

(3) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the year measured, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the options, the exercise of the options or the sale of the common stock underlying such options.

(4) Reflects performance-based cash bonuses awarded to our named executive officers for 2021. Amounts awarded as of December 31, 2021 were paid in March 2022. No performance-based cash bonuses were awarded to our named executive officers for 2022.

(5) Amounts reflect for 2022: (a) for Dr. Smith, (i) contributions to a retirement account in the amount of $11,162 and (ii) life insurance premiums we paid for Dr. Smith in the amount of $583; (b) for Mr. Vittiglio, (i) contributions to a retirement account in the amount of $12,200 and (ii) life insurance premiums we paid for Mr. Vittiglio in the amount of $583; and (c) for Mr. Blaustein, (i) contributions to a retirement account in the amount of $12,200 and (ii) life insurance premiums we paid for Mr. Blaustein in the amount of $583.

Amounts reflect for 2021: (a) for Dr. Smith, (i) contributions to a retirement account in the amount of $10,314 and (ii) life insurance premiums we paid for Dr. Smith in the amount of $168; (b) for Mr. Vittiglio, (i) contributions to a retirement account in the amount of $11,600 and (ii) life insurance premiums we paid for Mr. Vittiglio in the amount of $168; and (c) for Mr. Blaustein, (i) contributions to a retirement account in the amount of $1,231 and (ii) life insurance premiums we paid for Mr. Blaustein in the amount of $52.

(6) Dr. Smith is also a member of our board of directors but does not receive any additional compensation in his capacity as a director.

(7) Mr. Vittiglio resigned as our Chief Business and Legal Officer and Secretary, effective as of December 31, 2022.

(8) Due to a clerical error, Mr. Blaustein received a salary of $400,000 in 2022, even though he was entitled to $415,000. The remaining $15,000 was paid to him retroactively in January 2023.

(9) Reflects a one-time retention bonus awarded to Mr. Blaustein in 2022.

Narrative to the Summary Compensation Table

Our board of directors and our compensation committee review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company.

Our compensation committee determines and approves, or in the case of our Chief Executive Officer, recommends that the board of directors approve, the compensation of our executive officers. The compensation committee evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives. Our Chief Executive Officer has typically discussed his recommendations for all other executive officers (other than himself) with the compensation committee and the board of directors. Based on those discussions and its discretion, the compensation committee has determined and approved the compensation of each of our executive officers, other than our Chief Executive Officer, and has recommended the compensation of our Chief Executive Officer to the board of directors, which the board of directors has then approved.

Annual Base Salary

The compensation committee periodically reviews, determines and approves or, in the case of our Chief Executive Officer, recommends that the board of directors approve, the annual base salaries of our named executive officers in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for 2022 and 2023, as determined by the board of directors upon the recommendation of the compensation committee.

Name	2022 Base Salary ($)	2023 Base Salary ($)
Mark Smith, Ph.D.	525,000	525,000
Joseph Vittiglio.(1)	425,000	--
Marc Blaustein (2)	415,000	415,000

(1)
Mr. Vittiglio resigned as our Chief Business and Legal Officer and Secretary, effective as of December 31, 2022.
(2)
Mr. Blaustein’s base salary was increased from $400,000 to $415,000, effective April 30, 2022.

Non-Equity Incentive Plan Compensation

In accordance with the terms of their respective employment agreements, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the compensation committee of our board of directors. No annual bonuses were awarded in respect of 2022. In December 2022, we awarded Mr. Blaustein a retention bonus, which was intended to be in lieu of a 2022 annual bonus. The retention bonus agreement is described under “—Employment Arrangements” below.

The following table sets forth the annual bonus targets for each of our named executive officers for 2022 and 2023, as determined by the board of directors upon the recommendation of the compensation committee:

Name	2022 Bonus Target (%)	2023 Bonus Target (%)
Mark Smith, Ph.D. (1)	55	55
Joseph Vittiglio(2)	40	--
Marc Blaustein	40	40

__________

(1) In March 2022, our board of directors increased the target bonus percentage for Dr. Smith to 55% of his base salary.

(2) Mr. Vittiglio resigned as our Chief Business and Legal Officer and Secretary, effective as of December 31, 2022.

2022 Equity Award Grants

On February 25, 2022, we granted an option to purchase shares of our common stock to Mr. Vittiglio and Mr. Blaustein with respect to 75,000 and 38,000 shares, respectively. The shares underlying the option vest in 48 equal monthly installments, vesting commencing on February 1, 2022, subject to the executive officer continuing to provide service through each applicable vesting date. All unvested options held by Mr. Vittiglio were forfeited as of his resignation.

On June 13, 2022, we granted RSU awards under our 2021 Plan to Mr. Vittiglio and Mr. Blaustein in amounts of 35,000 RSUs each. The RSUs vest in three equal installments on each of October 20, 2022, February 20, 2023, and

June 20, 2023, subject to the executive officer continuing to provide service through each such date. Mr. Vittiglio’s unvested RSUs were forfeited in connection with his resignation.

Outstanding Equity Awards

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2022.

		Option Awards(1)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Mark Smith, Ph.D.	03/18/2021	260,488	334,914(2)	17.00	03/17/2031	—	—
Joseph Vittiglio	02/08/2021	24,231	36,347(3)	13.00	02/07/2031	—	—
	03/18/2021	21,808	38,770(3)	17.00	03/17/2031	—	—
	03/18/2021	15,144	19,472(2)	17.00	03/17/2031	—	—
	12/20/2021	31,250	93,750(2)	9.68	12/19/2031	—	—
	02/25/2022	17,187	57,813(4)	8.61	02/24/2032	—	—
	06/13/2022	—	—	—	—	23,334(5)	11,200(6)
Marc Blaustein	09/08/2021	46,875	103,125(2)	15.56	09/07/2031	—	—
	02/25/2022	8,708	29,292(4)	8.61	02/24/2022	—	—
	06/13/2022	—	—	—	—	23,334(5)	11,200(6)

__________

(1) All of the option awards listed in the table above granted prior to the date of our IPO on March 18, 2021 were granted under our 2017 Plan and all of the option awards granted on or after the date of our IPO were granted under our 2021 Plan. All unvested options held by Mr. Vittiglio were forfeited as of his resignation.

(2) 25% of the shares underlying this option vest or will vest on the one-year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter, subject to the executive officer continuing to provide service through each such date.

(3) 20% of the shares underlying this option vested on December 7, 2021, with the remaining shares vesting in 48 equal monthly installments thereafter, subject to the executive officer continuing to provide service through each such date.

(4) The shares underlying this option vest in 48 equal monthly installments, commencing on February 1, 2022, subject to the executive officer continuing to provide service through each such date.

(5) One-third of the RSU shares awarded vested on October 20, 2022. For Mr. Blaustein one-third of the shares awarded vested on February 20, 2023, and the remaining one-third will vest on June 20, 2023, subject to Mr. Blaustein continuing to provide service through such date. For Mr. Vittiglio none of the remaining unvested RSUs will vest as he resigned from Finch effective as of December 31, 2022 and all unvested RSUs were forfeited.

(6) Based on $0.48 per share, the closing price of Finch common stock on December 30, 2022 (the last available trading day in fiscal year 2022).

Employment Arrangements

We have entered into employment agreements with each of our currently employed named executive officers. The agreements set forth the terms and conditions of each executive officer’s employment with Finch, including base salary, bonus opportunity, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, and certain non-solicitation and non-competition provisions. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “— Potential Payments and Benefits upon Termination or Change in Control.”

The employment of each of our currently employed named executive officers may be terminated at any time in accordance with the terms of the respective agreements. The material terms of each agreement are described below.

Mark Smith, Ph.D.

We entered into an employment agreement with Dr. Smith in March 2021, which became effective on March 18, 2021, upon the execution of the underwriting agreement for our initial public offering. Pursuant to his employment agreement, Dr. Smith is entitled to an initial annual base salary of $525,000, an initial annual target bonus with a target amount equal to 50% of his annual base salary, which has subsequently been increased to 55%, and certain severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Dr. Smith must be employed by Finch at the time of any such bonus payment in order to be eligible for any such payment. Under the employment agreement, Dr. Smith is eligible for equity awards under our equity compensation plans, as may be granted from time to time.

Joseph Vittiglio

We had been party to an employment agreement with Mr. Vittiglio prior to his resignation, which was entered into in March 2021 and which became effective on March 18, 2021, upon the execution of the underwriting agreement for our initial public offering. Pursuant to his employment agreement, until his resignation on December 31, 2022, Mr. Vittiglio was entitled to an annual base salary of $389,000 (which was subsequently increased to $425,000), an annual target bonus with a target amount equal to 40% of his annual base salary and certain severance benefits.

Marc Blaustein

We entered into an employment agreement with Mr. Blaustein on September 8, 2021, as amended on December 7, 2022, and effective as of April 30, 2022. Pursuant to his employment agreement, Mr. Blaustein is entitled to an annual base salary of $415,000, an annual target bonus with a target amount equal to 40% of his annual base salary and certain severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Blaustein must be employed by Finch at the time of any such bonus payment in order to be eligible for any such payment. Mr. Blaustein is eligible for additional equity awards under our equity compensation plans, as may be granted from time to time.

We entered into a retention bonus agreement with Mr. Blaustein on December 7, 2022. Pursuant to the retention bonus agreement, Mr. Blaustein is eligible to receive a service-based cash bonus in the aggregate amount of $83,000 (the “Service-Based Bonus”) and performance-based cash bonuses in a maximum aggregate amount of $332,000 (the “Performance-Based Bonuses”). The Service-Based Bonus and the Performance-Based Bonuses were intended to be in lieu of an annual bonus under Mr. Blaustein’s employment agreement for 2022. The Service-Based Bonus is payable in two equal installments in December 2022 and June 2023, subject to Mr. Blaustein’s continued employment on each payment date. In the event that Mr. Blaustein terminates his employment with us voluntarily (other than a termination for “good reason”, as defined in Mr. Blaustein’s employment agreement) or we terminate Mr. Blaustein’s employment for “cause” (as defined in Mr. Blaustein’s employment agreement) prior to May 31, 2023, with respect to the first installment, or December 31, 2023, with respect to the second installment, he will be required to repay the applicable installment of the Service-Based Bonus. The Performance-Based Bonuses are payable, in whole or in part, based on the achievement of designated metrics related to critical corporate objectives, following a determination by the compensation committee that such metric has been satisfied. At this time, we do not anticipate that any of the metrics associated with the Performance-Based Bonuses will be satisfied.

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which the executive officer’s service with us terminates, each of Dr. Smith and Mr. Blaustein is entitled to receive amounts earned during his term of service, including unpaid salary, accrued but unused vacation and any vested entitlements under any employee benefit plan. Pursuant to their respective employment agreements, each executive will be entitled to the following payments and benefits upon a qualifying termination of employment or a change in control. The terms of “cause,” “disability” and “good reason” are each defined in the respective employment agreements. Mr. Vittiglio resigned from the Company effective December 31, 2022 and did not receive any payments or benefits in connection with his resignation.

If either Dr. Smith or Mr. Blaustein is terminated by Finch involuntarily without “cause” and not due to death or “disability” or the executive officer resigns for “good reason,” in each case, not in connection with a “change in control” (as defined in the 2021 Plan), then:

•
With respect to Dr. Smith, he will be entitled to (1) cash severance equal to 12 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that he was receiving immediately prior to the termination of employment for up to 12 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay him a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; and (3) any unpaid annual bonus that is earned and payable and approved by the board of directors.
•
With respect to Mr. Blaustein, he will be entitled to (1) cash severance equal to nine months of base salary, paid in nine equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that he was receiving immediately prior to the termination of employment for up to 12 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay him a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; and (3) any unpaid annual bonus that is earned and payable and approved by the board of directors.

If within 12 months following a change in control, either of Dr. Smith or Mr. Blaustein is terminated by us (or a successor) involuntarily without “cause” and not due to death or “disability” or the executive officer resigns for “good reason,” then:

•
With respect to Dr. Smith, he will be entitled to (1) cash severance equal to 18 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that he was receiving immediately prior to the termination of employment for up to 18 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we will pay him a monthly payment in a gross amount equal to the COBRA premium for up to 18 months; (3) any unpaid annual bonus that is earned and payable and approved by the board of directors; (4) a lump sum payment equal to his target bonus pro-rated for the calendar year of termination; and (5) any equity awards with respect to our stock then held by Dr. Smith which vest based on continued service shall become fully vested and exercisable as of the date of such termination.
•
With respect to Mr. Blaustein, he will be entitled to (1) cash severance equal to 12 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that he was receiving immediately prior to the termination of employment for up to 12 months, provided, that if his continued participation is not possible under the terms of any one or more of those insurance plans, and if he was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we will pay to him a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; (3) any unpaid annual bonus that is earned and payable and approved by the board of directors; (4) a lump sum payment equal to his target bonus pro-rated for the calendar year of termination; and (5) any equity awards with respect to our stock then held by Mr. Blaustein which vest based on continued service shall become fully vested and exercisable as of the date of such termination.

The severance payments and benefits are, in the case of a termination by the executive officer for good reason, conditioned on the executive officer, among other things, giving notice following a cure period (as applicable), complying with post-resignation or post termination obligations under the applicable agreement, including any non-disparagement and confidentiality obligations contained therein, and signing a general release of claims against us.

Further, in the event that the executive officer’s employment terminates for “cause” or the executive officer terminates his employment for any reason other than “good reason” (including due to death or “disability”), then the executive officer shall not be entitled to any severance benefits or other considerations; provided that, if we do not waive the non-competition provisions of the executive officer’s employment agreement in connection with such termination, we will pay the executive officer an amount equal to the sum of six times his monthly base salary (at the monthly base salary rate in effect for the executive officer immediately prior to the termination of his employment), except to the extent such termination arises from the executive officer’s breach of his fiduciary duty or theft of company property (whether physical or electronic). The non-competition provisions were waived in connection with Mr. Vittiglio’s resignation.

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our currently employed named executive officers, and who satisfy certain eligibility requirements. Effective January 1, 2021, eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation, and equal to 50% on participant contributions above 3% up to 5% of their contribution. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders	3,560,379	$ 9.79	4,163,859
Equity Compensation plans not approved by stockholders	-	-	-

__________

(1)
Includes the 2017 Plan and the 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period. The weighted-average exercise price is calculated based on the exercise prices of outstanding options and does not include outstanding RSUs (which have no exercise price).

(2) Includes 3,289,383 shares of common stock available for issuance under the 2021 Plan, 874,476 shares of common stock available for issuance under the ESPP, and 47,734 outstanding rights under the ESPP (estimated based on the fair market value of a share of common stock at the beginning of the applicable offering period) as of December 31, 2022. Stock options or other stock awards granted under the 2017 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of common stock outstanding on December 31st of the preceding year; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of capital stock outstanding on December 31st of the preceding year, and (ii) 1,400,000 shares of common stock; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year.

Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under the 2021 Plan and the ESPP increased by 2,402,679 shares and 480,535 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Chris Shumway	47,350	100,238	147,588
Domenic Ferrante	46,250	100,238	146,488
Susan Graf	87,750	100,238	187,988
Samuel A. Hamood(3)	35,132	100,238	135,370
Nicholas Haft	35,000	100,238	135,238
Christian Lange	55,750	100,238	155,988
Jeffery Smisek	61,500	100,238	161,738
Jo Viney, Ph.D.(4).	44,000	100,238	144,238

__________

(1) Amounts reported represent the aggregate grant date fair value of stock options granted to our directors during 2022 under our 2021 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 13 to our audited consolidated financial statements included in the Annual Report.. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2) As of December 31, 2022, the aggregate number of shares underlying outstanding stock options held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying Options
Chris Shumway	44,843
Domenic Ferrante	44,843
Susan Graf	68,262
Nicholas Haft	44,843
Samuel A. Hamood	—
Christian Lange	44,843
Jeffery Smisek	44,843
Jo Viney, Ph.D.	82,108

(3) Mr. Hamood resigned from our board effective August 11, 2022.

(4) Dr. Viney resigned from our board effective March 28, 2023.

Dr. Smith, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Dr. Smith.

Non-Employee Director Compensation Policy

In February 2021, following market research and advice from its compensation consultant, our compensation committee recommended, and our board of directors adopted, the non-employee director compensation policy. The non-employee director compensation policy was amended in October 2021 to provide for the newly formed finance committee of the board of directors, which dissolved effective October 28, 2022. The non-employee director compensation policy was further amended in April 2023 to eliminate cash compensation and reduce annual equity compensation.

Cash Compensation

Until April 2023, under this policy, we paid each of our non-employee directors a cash retainer for service on our board of directors and committees of our board of directors. Our non-executive chairperson also received an additional cash retainer. These retainers were payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment was prorated for any portion of such quarter that the director was not serving on our board.

Until April 2023, directors were eligible to receive cash compensation as follows:

Annual Cash Retainer ($)
Annual Retainer	35,000
Additional Retainer for Non-Executive Chairperson of the Board	30,000
Annual Retainer for Audit Committee Member	7,500
Additional Retainer for Audit Committee Chairperson	15,000
Annual Retainer for Compensation Committee Member	5,000
Additional Retainer for Compensation Committee Chairperson	10,000
Annual Retainer for Nominating and Corporate Governance Committee Member	4,000
Additional Retainer for Nominating and Corporate Governance Committee Chairperson	8,000
Additional Retainer for Finance Committee Member	5,000
Additional Retainer for Finance Committee Chairperson	10,000

Effective April 2023, our board of directors amended the non-employee director compensation policy to eliminate all cash compensation.

Equity Compensation

In addition to cash compensation, each non-employee director will be eligible to receive options under the 2021 Plan. Each option granted under the policy will be a nonstatutory stock option and will have an exercise price per share equal to the closing sale price of a share of common stock on the date of grant. Any options granted under this policy will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with Finch. Vesting schedules for equity awards will be subject to the non-employee director’s continuous service on each applicable vesting date.

Upon the termination of the membership of the non-employee director on the board of directors for any reason, his or her options granted under this policy shall remain exercisable for three months following his or her date of termination (or such longer period as the board of directors may determine in its discretion on or after the date of grant of such options).

Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with Finch until immediately prior to the closing of a change in control (as such term is defined in our 2021 Plan), the shares subject to his or her then-outstanding initial or annual equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.

Initial Award

Each new non-employee director who joins our board of directors will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase common stock with a grant date fair value of $200,000, referred to as the initial grant. One-third of each initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant.

Annual Awards

Until April 2023, pursuant to the non-employee director compensation policy, on the date of each annual meeting of our stockholders, each non-employee director who continued to serve was automatically granted an option to purchase common stock with a grant date fair value of $100,000. Effective April 2023, our board of directors amended the policy to provide that on the date of each annual meeting of our stockholders, each non-employee director who continues to serve will automatically be granted an option to purchase 10,000 shares of our common stock. In each case, the options will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of April 10, 2023 by:

•
each of our named executive officers;
•
each of our directors;
•
all of our executive officers and directors as a group; and
•
each person or entity known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 48,144,924 shares of common stock outstanding as of April 10, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 10, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Finch Therapeutics Group, Inc., 200 Inner Belt Road, Suite 400, Somerville, Massachusetts, 02143.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Crestovo Investor LLC(2)	12,641,441	26.3%
Nicholas Haft(3)	4,098,013	8.5%
Chidozie Ugwumba(4)	3,500,000	7.3%
Named Executive Officers and Directors:
Mark Smith(5)	2,225,542	4.6%
Joseph Vittiglio(6)	31,364	*
Marc Blaustein(7)	107,078	*
Susan Graf(8)	57,369	*
Jeffery Smisek(9)	1,735,647	3.6%
Domenic Ferrante(10)	677,301	1.4%
Chris Shumway(11)	12,682,547	26.3%

Nicholas Haft(3)	4,098,013	8.5%
Christian Lange(12)	41,106	*
All executive officers and directors as a group (eight persons)(13)	21,624,603	44.9%

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,144,924 shares outstanding on April 10, 2023, adjusted as required by rules promulgated by the SEC.

(2) Consists of 12,641,441 shares of common stock held by Crestovo Investor LLC (“Crestovo”). Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo. The address of Crestovo is 28 Havemeyer Place, Greenwich, Connecticut 06830.

(3) Consists of (i) 4,056,907 shares of common stock held by entities of which Nicholas Haft, a member of our board of directors, is the manager, and may therefore be deemed to share voting and investment power with respect to such shares, and (ii) 41,106 shares of common stock issuable upon the exercise of options granted to Mr. Haft that are exercisable within 60 days of April 10, 2023. The address of Mr. Haft is One Overlook Point, Suite 100, Lincolnshire, Illinois 60069.

(4) Consists of 3,500,000 beneficially owned by Chidozie Ugwumba. The shares are held of record by Symbiosis LLC, over which Mr. Ugwumba exercises sole investment power. The address of Mr. Ugwumba is c/o SymBiosis Capital Management, LLC, 609 SW 8th St., Suite 365, Bentonville, AR 72712.

(5) Consists of (i) 1,903,033 shares of common stock held by Dr. Smith and (ii) 322,509 shares of common stock issuable upon the exercise of options granted to Dr. Smith that are exercisable within 60 days of April 10, 2023.

(6) Represents shares of common stock held by Mr. Vittiglio as of the termination of his employment.

(7) Consists of (i) 27,995 shares of common stock held by Mr. Blaustein and (ii) 79,083 shares of common stock issuable upon the exercise of options granted to Mr. Blaustein that are exercisable within 60 days of April 10, 2023.

(8) Consists of 57,369 shares of common stock issuable upon the exercise of options granted to Ms. Graf that are exercisable within 60 days of April 10, 2023.

(9) Consists of (i) 1,207,765 shares of common stock held by Flight Partners Management LLC (“Flight Partners Capital”), (ii) 243,388 shares of common stock held by Jeffery A. Smisek, (iii) 243,388 shares of common stock held by Mr. Smisek's wife and (iv) 41,106 shares of common stock issuable upon the exercise of options granted to Mr. Smisek that are exercisable within 60 days of April 10, 2023. Mr. Smisek, a member of our board of directors, is the president of Flight Partners Capital, and, as a result, may be deemed to share voting and investment power with respect to the shares held by Flight Partners Capital. The address of Flight Partners Capital is PO Box 861, Leland, Michigan 49654.

(10) Consists of (i) 636,195 shares of common stock held by The Domenic J. Ferrante 2006 Investment Trust (the “Ferrante Trust”) and (ii) 41,106 shares of common stock issuable upon the exercise of options granted to Mr. Ferrante that are exercisable within 60 days of April 10, 2023. Domenic Ferrante, a member of our board of directors, is the trustee of the Ferrante Trust, and, as a result, may be deemed to share voting and investment power with respect to the shares held by the Ferrante Trust. The address of the Ferrante Trust is 821 5th Avenue S, Suite 202, Naples, Florida 34102.

(11) Consists of (i) 12,641,441 shares of common stock held by Crestovo and (ii) 41,106 shares of common stock issuable upon the exercise of options granted to Mr. Shumway that are exercisable within 60 days of April 10, 2023. Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo.

(12) Consists of 41,106 shares of common stock issuable upon the exercise of options granted to Mr. Lange that are exercisable within 60 days of April 10, 2023.

(13) Consists of (i) 20,960,112 shares of common stock held by our executive officers and directors and (ii) 664,491 shares of common stock issuable upon the exercise of options granted to our executive officers and directors that are exercisable within 60 days of April 10, 2023.

Transactions With Related Persons

The following is a summary of transactions since January 1, 2021, to which we have been a participant in which:

•
the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2021 and 2022, and
•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Participation in Our Initial Public Offering

In connection with our initial public offering, certain of our related parties purchased shares of our common stock from the underwriters at the initial public offering price of $17.00 per share, and on the same terms as other investors in our initial public offering. The following table summarizes purchases of shares of our common stock in our initial public offering by our related parties:

Related Party	Shares of Common Stock	Total Purchase Price ($)
OMX Ventures SPV-Finch II LLC(1)	882,351	14,999,967
Crestovo Investor LLC(2)	735,294	12,499,998
Thomas Layton Walton(3)	588,235	9,999,995
The Domenic J. Ferrante 2006 Investment Trust(4)	102,941	1,749,997
Flight Partners Management LLC(5)	88,235	1,499,995

(1) Represents shares purchased by OMX Ventures SPV II. Nicholas Haft, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by OMX Ventures SPV. Mr. Haft is a holder of more than 5% of our share capital.

(2) Represents shares purchased by Crestovo. Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo. Crestovo is a holder of more than 5% of our share capital.

(3) Represents shares purchased by SymBiosis LLC, over which Mr. Walton indirectly exercised sole investment power. At the time of our initial public offering, Mr. Walton was a holder of more than 5% of our share capital.

(4) Represents shares purchased by the Ferrante Trust. Domenic Ferrante, a member of our board of directors, is the trustee of the Ferrante Trust, and, as a result, may be deemed to share voting and investment power with respect to the shares held by the Ferrante Trust.

(5) Represents shares purchased by Flight Partners Capital. Jeffery A. Smisek, a member of our board of directors, is the president of Flight Partners Capital, and, as a result, may be deemed to share voting and investment power with respect to the shares held by Flight Partners Capital.

Private Sale Between Director and Employee

In December 2021, Nicholas Haft, a member of our board of directors and a holder of more than 5% of our common stock, purchased an aggregate of 63,850 shares of our common stock from an employee of Finch at a price of $10.18 per share, for an aggregate purchase price of $0.6 million. The transaction was privately negotiated at arm’s length between the parties and was executed after receiving approval under our insider trading policy.

Voting and Stockholders Agreements

In connection with our convertible preferred stock financings, we entered into voting and stockholders’ agreements containing registration rights, information rights and voting rights, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock, including Crestovo Investor LLC and SymBiosis LLC. These agreements terminated upon the closing of our initial public offering, except for the registration rights granted under our stockholders’ agreement.

Right of First Refusal

We were party to a right of first refusal and co-sale agreement with certain holders of our convertible preferred stock and certain holders of our common stock, pursuant to which we have a right to purchase shares of our capital stock that our stockholders propose to sell to other parties, subject to certain exceptions. We waived our right of first refusal in connection with the October 2020 secondary sales of an aggregate of 258,924 shares of our common stock by Dr. Smith and Dr. Kassam, as described above. This agreement terminated upon the closing of our initial public offering.

Transactions with OpenBiome

We have historically had a close relationship with Microbiome Health Research Institute, Inc. (“OpenBiome”) and are currently, and have been previously, party to several agreements with OpenBiome related to, among other things, the license of various technology and intellectual property rights, and the supply of certain materials, as further described below. Our Chief Executive Officer and member of our board of directors, Mark Smith, Ph.D. is the spouse of Carolyn Edelstein, the co-founder and former executive director of OpenBiome.

Asset Purchase Agreement

In November 2020, we entered into an asset purchase agreement (the “OpenBiome Agreement”) with OpenBiome, pursuant to which we acquired certain biological samples and obtained a license to certain OpenBiome technology. In connection with the OpenBiome Agreement, we paid $1.2 million for the acquisition of certain assets in November 2020, which were capitalized as property and equipment as software on our consolidated balance sheet as of December 31, 2020 and we paid $3.8 million upon the closing of the OpenBiome Agreement on March 1, 2021, for the remaining assets, which included certain additional biological samples, capital equipment and contracts.

LMIC License Agreement

In November 2020, concurrently with entering into the OpenBiome Agreement, we entered into a license agreement, (the “LMIC Agreement”) with OpenBiome, pursuant to which we granted OpenBiome a non-exclusive license, with the right to grant sublicenses, under certain of our patents, patent applications and know-how that are reasonably necessary or useful for the exploitation of products manufactured directly from stool from a stool donor source without the use of culturing or replication (“Natural Products”) to make, use, sell, have sold, offer for sale and import Natural Products and formulated liquid suspensions derived from the stool of a stool donor source that may be incorporated into a Natural Product, in either case for the treatment in humans of malnutrition and neglected tropical diseases in certain low- and middle-income countries. The terms of the non-exclusive license exclude any license for OpenBiome to exploit a lyophilized Natural Product, such as CP101, where processed stool is lyophilized using our patents, patent applications and know-how, or to otherwise use the intellectual property licensed from us to lyophilize a product.

Office and Lab Space

We subleased office and lab space to OpenBiome until December 31, 2021. Beginning in July 2016, OpenBiome subleased from us certain space at our corporate headquarters in Somerville, Massachusetts. In addition, in February 2019, OpenBiome assumed our lease for a donor facility on Cherry Street in Cambridge, Massachusetts. Effective March 1, 2021, OpenBiome assigned the lease back to us.

The base rent under the sublease was $0.1 million for each of the years ended December 31, 2022 and 2021, respectively.

Shared Services

We also had a shared services arrangement with OpenBiome related to sharing of certain office and administrative expenses. We did not record any reimbursements to or from OpenBiome during the year ended December 31, 2022. For the year ended December 31, 2021, we reimbursed OpenBiome $0.1 million, and OpenBiome reimbursed Finch

$0.1 million. As of December 31, 2022 and December 31, 2021, we recorded zero payable balance due to OpenBiome.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transactions Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable by Finch under Item 404 of Regulation S-K in which we are, were or will be a participant and in which a related person has, had or will have a direct or indirect material interest and in which the amount involved exceeds (a) $120,000 or (b) if Finch qualifies as a “smaller reporting company” under the rules and regulations of the SEC, the lesser of (x) $120,000 or (y) one percent of the average of our total assets at year end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Finch at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143, Attention: Corporate Secretary, by telephone at 617-229-6499, or via email at IR@finchtherapeutics.com. Upon written or oral request, a separate copy of Notices of Internet Availability of Proxy Materials will be delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Susan Graf

Chair of the Board of Directors

April , 2023

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.finchtherapeutics.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available without charge upon written request to Finch via email at IR@finchtherapeutics.com.O.

, NC 27512-9903 INTERNET G: www.proxypush.com/

APPENDIX A

Proposed amendment to Finch Therapeutics, Inc. amended and restated certificate of incorporation

Note: The Certificate of Amendment would amend Article IV, subsection A of the Corporation’s Amended and Restated Certificate of Incorporation as shown below. The new language is indicated by bolded underlined text, and deletions are indicated by strikethroughs.

Article IV

A.

“~~The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”~~ That, effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Effective Time”), every thirty shares of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), issued and outstanding prior to the Effective Time, without further action, will be combined into and automatically become one share of issued and outstanding Common Stock of the Corporation (such reclassification and combination of shares, the “Reverse Stock Split”). The Corporation will not issue fractional shares on account of the Reverse Stock Split; all shares that are held by a stockholder as of the Effective Time shall be aggregated and each fractional share resulting from the Reverse Stock Split shall be entitled to receive an amount in cash equal to the fair market value of such fractional share as of the Effective Time, as determined in good faith by the Board of Directors (as defined below). The total number of shares of stock which the Corporation ~~is authorized~~ shall have authority to issue is two hundred ten million (210,000,000) shares~~. T~~, consisting of two hundred million (200,000,000) shares ~~shall be~~ of Common Stock~~, each having a par value of $0.001,~~and ten million (10,000,000) shares ~~shall be~~ of the Corporation’s preferred stock, par value $0.001 per share (the “Preferred Stock”).~~, each having a par value of $0.001.~~”

FINCH

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET

Go To: **www.proxypush.com/FNCH**
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PHONE Call **1-866-670-1312**
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MAIL
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You must register to attend the meeting online by 5:00 PM ET on June 6, 2023 at www.proxydocs.com/FNCH

Finch Therapeutics Group, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 10, 2023

TIME: Thursday, June 8, 2023 10:30 AM, Eastern Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FNCH for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Christian Lange (the "Named Proxy"), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him, to vote all the shares of capital stock of Finch Therapeutics Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL, WHEN PROPERLY EXECUTED, BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Finch Therapeutics Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, **FOR** PROPOSAL 2 AND **FOR** PROPOSAL 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three nominees to the positions of Class II director, each to hold office until the Annual Meeting of Stockholders in 2026.				
		FOR	WITHHOLD		
	1.01 Susan Graf	☐	☐		FOR
	1.02 Chris Shumway	☐	☐		FOR
	1.03 Mark Smith, Ph.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR
3.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding common stock at a ratio of 1-for-30.	☐	☐	☐	FOR
4.	To conduct any other business properly brought before the meeting.				

You must register to attend the meeting online by 5:00 PM ET on June 6, 2023 at www.proxydocs.com/FNCH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date